UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2016

BALL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Longs Peak Drive, P.O. Box 5000 Broomfield, Colorado	80021-2510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 469-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On March 18, 2016, Ball Corporation, an Indiana corporation (“Ball”) refinanced in full its unsecured bridge loan agreement with a $1.4 billion term loan facility available to Ball and a €1.1 billion term loan facility available to Ball UK Acquisition Limited (“Bidco”), a wholly-owned subsidiary of Ball, and refinanced in full its secured revolving credit facility with a $1.5 billion multi-currency revolving credit facility available to Ball and certain of its subsidiaries, in each case under a secured credit agreement among Ball, Bidco, certain subsidiaries of Ball from time to time party thereto as borrowers, Deutsche Bank AG New York Branch, as administrative agent and as collateral agent, the lenders from time to time party thereto, and the facing agents from time to time party thereto. The secured credit agreement was arranged by Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Inc., Goldman Sachs Bank U.S.A, Keybanc Capital Markets Inc., Mizuho Bank, Ltd. and Coöperatieve Rabobank U.A., New York Branch. The new term loan facilities, together with the bonds issued by Ball in December 2015, represent the final portion of permanent financing related to Ball’s proposed cash and share offer (the “Offer”) for the entire issued and to be issued share capital of for Rexam PLC (“Rexam”). Pursuant to the terms of the secured credit agreement, term lenders thereunder agreed, subject to limited conditions, to provide financing necessary to pay the cash portion of the consideration payable to Rexam’s shareholders upon consummation of the Rexam acquisition and related fees and expenses, and the revolving lenders thereunder agreed, subject to certain conditions, to make a revolving credit facility available for general corporate and other specified purposes. The revolving credit facility matures in March 2021 and the term loan facilities mature on the fifth anniversary of the initial term loan funding date.

Borrowings under the term loan facilities will be subject to customary “certain funds” provisions consistent with the UK City Code on Takeovers and Mergers. Such provisions apply, and Ball will be permitted to borrow under the term facilities, until the date that is the earliest of (i) midnight (London time) on August 19, 2016, (ii) midnight (London time) on the first business day falling 20 days or more after the effective date of the proposed scheme of arrangement under Part 26 of the UK Companies Act between Rexam and Rexam shareholders to implement the Offer (the “Scheme”), (iii) midnight (London time) on the date on which Rexam becomes a direct or indirect wholly-owned subsidiary of Ball and Bidco has paid all sums due pursuant to, or in connection with, the Rexam acquisition and any surrender or cancellation of options or awards over Rexam shares, and (iv) the date on which the Scheme has lapsed or been terminated or withdrawn (the “Certain Funds Period”).

Borrowings under the secured credit agreement will bear interest at a rate per annum equal to, at Ball’s option, (i) the 1, 2, 3 or 6 month, or, subject to certain conditions, 12 month or any period less than one month LIBOR rate plus a margin based on the net leverage ratio (as defined in the secured credit agreement) of Ball, which varies from 1.25 percent to 1.75 percent or (ii) a base rate plus a margin based on the net leverage ratio of the company, which varies from 0.25 percent to 0.75 percent.

Outstanding term loans under the EUR term A facility and the USD term A facility are payable in equal installments of €13.75 million and $17.5 million respectively on the last business day of the first eight full fiscal quarters occurring after the end of the Certain Funds Period and equal installments of €41.25 million and $52.5 million respectively on the last business day of the first eight full fiscal quarters occurring after the second anniversary of the end of the Certain Funds Period, with the balance due on the maturity date.

The secured credit agreement contains customary representations and warranties, events of default and covenants for a transaction of this type, including, among other things, covenants that restrict the ability of Ball and its subsidiaries to incur certain additional indebtedness, create or prevent certain liens on assets, engage in certain mergers or consolidations, engage in asset dispositions, declare or pay dividends and make equity redemptions or restrict the ability of its subsidiaries to do so, make loans and investments, enter into transactions with affiliates, enter into sale-leaseback transactions or make voluntary payments, amendments or modifications to subordinate or junior indebtedness. The secured credit agreement also requires Ball to maintain a net leverage ratio of no greater than 5.50 to 1.00, with step-downs to 5.00 to 1.00 on December 31, 2016 and to 4.00 to 1.00 on December 31, 2017.

Commitments and loans outstanding under the secured credit agreement may be voluntarily reduced or prepaid without premium or penalty other than payment of customary breakage costs; provided that during the Certain Funds Period, reductions of commitments under the term loan facilities will not be effective without the consent of the cash confirmation provider and unless such facilities are refinanced or escrow arrangements are entered into and cash in the amount of such reduction is deposited into an escrow account in accordance with the terms of the secured credit agreement. Loans outstanding under the term loan facilities will be subject to mandatory prepayment by the net cash proceeds of asset dispositions or casualty or condemnation events with respect to assets of Ball and its subsidiaries, except for certain specified exceptions and subject to specified thresholds, in each case to the extent not reinvested in accordance with the terms of the secured credit agreement. Following the first anniversary of the initial term loan funding date, Ball is required to prepay term loans in an amount equal to 100% of cash on hand of Ball and its subsidiaries in excess of $1.25 billion.

If an event of default under the secured credit agreement occurs, the commitments under the secured credit agreement may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable; provided that during the Certain Funds Period, the ability of the term lenders to declare an event of default or exercise their rights and remedies under the loan documents is limited to certain material events of default.

Ball and all of its present and future material wholly-owned domestic subsidiaries and material wholly-owned U.S. domiciled foreign subsidiaries, and certain other domestic subsidiaries, guaranty the obligations (or, in the case of U.S. domiciled foreign subsidiaries, the obligations of foreign credit parties only) under the loan documents and any swap contracts entered into with any of the lenders or their affiliates that remain a lender or an affiliate, with certain exceptions and subject to grace periods in accordance with the terms of the secured credit agreement.

The obligations under the loan documents will be secured, with certain exceptions and subject to grace periods in accordance with the terms of the secured credit agreement and the applicable pledge agreement, by a valid first priority perfected lien or pledge on (i) 100% of the capital stock of each of Ball’s present and future direct and indirect material wholly-owned domestic subsidiaries directly owned by Ball or any of its wholly-owned domestic subsidiaries and (ii) 65% of the capital stock of each of Ball’s present and future material wholly-owned first-tier foreign subsidiaries directly owned by Ball or any of its wholly-owned domestic subsidiaries. In addition, the obligations of certain foreign borrowers and foreign pledgors under the loan documents will be secured, with certain exceptions and subject to grace periods in accordance with the terms of the loan documents and the applicable pledge agreement, by a valid first priority perfected lien or pledge on 100% of the capital stock of certain of Ball’s material wholly-owned foreign subsidiaries and material wholly-owned U.S. domiciled foreign subsidiaries directly owned by Ball or any of its wholly-owned material subsidiaries.

The foregoing description of the secured credit agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the secured credit agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Each of the lead arrangers and lenders under the senior credit agreement and certain of their respective affiliates have performed or may in the future perform various commercial banking, lending, investment banking, financial advisory, trustee, hedging or other services for the Ball and its subsidiaries and affiliates, including as underwriters in connection with certain outstanding debt securities of Ball, for which they have received or will receive fees and reimbursement of expenses.

Item 1.02 Termination of a Material Definitive Agreement

Substantially simultaneously with Ball’s entry into the secured credit agreement described in Item 1.01 above, Ball terminated its bridge loan agreement and its secured revolving credit facility that were entered into in February 2015. Upon the effectiveness of the secured credit agreement, the letters of credit outstanding under the secured revolving credit facility became letters of credit under the secured credit agreement, and all of the guarantees and all of the liens on the assets of Ball and its subsidiaries securing obligations under the secured revolving credit facility were released. No early termination penalties were incurred by Ball in connection with the termination of the bridge loan agreement or the secured revolving credit facility.

The description of the secured credit agreement set forth in Item 1.01 above is hereby incorporated by reference under this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 18, 2016, Ball entered into the secured credit agreement as described under Item 1.01 above. The description of the secured credit agreement set forth in Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1

Credit Agreement, dated as of March 18, 2016, among Ball Corporation, certain subsidiaries of Ball Corporation party thereto as borrowers, Deutsche Bank AG New York Branch, as administrative agent and as collateral agent, certain financial institutions party thereto, as lenders, and the initial facing agents.

Forward-Looking Information

This Current Report on Form 8-K, and the documents incorporated by reference into this Current Report, contains “forward-looking” statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates” and similar expressions identify forward-looking statements. Such statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied. Ball undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 to our most recent Annual Report on Form 10-K and Exhibit 99 to our most recent Quarterly Report on Form 10-Q, which are available on our website and at www.sec.gov. Some factors that could cause the company’s actual results or outcomes to differ materially from those discussed in the forward-looking statements include, but are not limited to: a) our packaging segments include product demand fluctuations; availability/cost of raw materials; competitive packaging, pricing and substitution; changes in climate and weather; crop yields; competitive activity; failure to achieve productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; customer and supplier consolidation, power and supply chain influence; changes in major customer or supplier contracts or loss of a major customer or supplier; political instability and sanctions; and changes in foreign exchange or tax rates; b) our aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) the company as a whole include those listed plus: changes in senior management; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; litigation; strikes; labor cost changes; rates of return on assets of the company’s defined benefit retirement plans; pension changes; uncertainties surrounding the U.S. government budget, sequestration and debt limit; reduced cash flow; ability to achieve cost-out initiatives; interest rates affecting our debt; successful or unsuccessful acquisitions and divestitures, including, with respect to the proposed Rexam PLC (“Rexam”) acquisition, the effect of the announcement of the acquisition on Ball’s business relationships, operating results and business generally; the occurrence of any event or other circumstances that could give rise to the termination of the proposed acquisition of Rexam; the outcome of any legal proceedings that may be instituted against Ball related to the proposed acquisition of Rexam; the failure to satisfy conditions to completion of the acquisition of Rexam, including the receipt of all required regulatory approvals; the ability to achieve the benefits of the proposed acquisition of Rexam, including potential synergies and cost savings; the amount of divestitures required in connection with the proposed Rexam acquisition in order to receive regulatory approval and the terms and conditions on which the divestitures can be consummated; and the effect of the required divestitures in connection with the proposed Rexam acquisition on our business relationships, operating results and business generally.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION

Date: March 18, 2016	By:	/s/ Charles E. Baker
Charles E. Baker
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

Credit Agreement, dated as of March 18, 2016, among Ball Corporation, certain subsidiaries of Ball Corporation party thereto as borrowers, Deutsche Bank AG New York Branch, as administrative agent and as collateral agent, certain financial institutions party thereto, as lenders, and the initial facing agents.